UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 17, 2019, Malcolm McRoberts, Senior Vice President, Small Business Services (“SVP, SBS”) of Deluxe Corporation (the “Company”), will transition from that role and become Special Advisor to the Company’s Chief Executive Officer (“Special Advisor”). Pursuant to the terms of a severance agreement (the “Severance Agreement”) between the Company and Mr. McRoberts entered into on May 19, 2008 (the form of which was previously filed by the Company with the Securities and Exchange Commission (“SEC”)), Mr. McRoberts will be entitled to receive severance payments as further described below, subject to his entering into a separation agreement and release of claims with the Company (a “Separation Agreement”) and a second release of claims with the Company (the “Second Release”).

In connection with Mr. McRoberts’ transitioning away from being the SVP, SBS, and pursuant to the terms of the Severance Agreement, and assuming that Mr. McRoberts enters into a Separation Agreement and a Second Release with the Company, he will be entitled to receive: (i) 12 months of his current salary, payable in accordance with the Company’s normal payroll practices, (ii) for the six months commencing on the anniversary of the first payment made under clause (i), the difference, if any, by which his current monthly salary as SVP, SBS exceeds his then-monthly salary, (iii) up to 12 months of executive-level outplacement services provided through the Company’s regular providers for such services, and (iv) a one-time, lump-sum payment of $13,000, at the conclusion of the rescission period to be set forth in the Second Release. He is also required to comply with the terms of a non-competition, non-solicitation and confidentiality agreement entered into with the Company on March 1, 2011.

Additionally, pursuant to the terms of a retention agreement entered into by the Company and Mr. McRoberts on April 30, 2018, and provided that he enters into the Second Release and does not rescind a release of claims, he will also be entitled to receive a retention bonus of an amount equal to 18 months of his base salary, less withholding, within 15 days following the expiration of the applicable rescission period in the Second Release.

In his role as Special Advisor, Mr. McRoberts will provide transition services to the Company until the earlier to occur of (i) December 31, 2019 and (ii) the date on which the Company has hired individuals to fill certain management positions. To the extent applicable, Mr. McRoberts will be eligible for benefits under the Company’s pension and deferred compensation plans according to the terms of such plans.

Mr. McRoberts’ outstanding equity awards and bonus compensation will be handled in accordance with the applicable terms of the Company’s related plans, copies of which have been previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2019

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Chief Administrative Officer,
Senior Vice President and
General Counsel

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